UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

SOLEXA, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
EXHIBIT 10.58
EXHIBIT 10.59
EXHIBIT 10.60
EXHIBIT 10.61
EXHIBIT 99.1
EXHIBIT 99.2

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2005, Solexa, Inc., a Delaware corporation, (the “Company”) entered into a definitive agreement for a private placement of common stock and warrants to purchase common stock (the “Financing”). Under the terms of the Financing, the Company will sell approximately 8,125,000 shares of common stock at $4.00 per share and will issue warrants to purchase approximately 4,063,000 shares of common stock at an exercise price of $5.00 per share in two closings. Approximately 2,160,000 shares of common stock and warrants to purchase up to approximately 1,060,000 shares of common stock were issued at the first closing on April 25, 2005 (the “First Closing”) and the balance of approximately 6,005,000 shares of common stock and warrants to purchase approximately 3,002,000 shares of common stock will be issued on the same terms in a second closing (the “Second Closing”) subject to stockholder approval at the Company’s 2005 annual meeting of stockholders. Certain of the Company’s current stockholders, including funds affiliated with Abingworth Management Limited, Amadeus Capital Partners Limited, Oxford Bioscience Partners and SV Life Sciences are expected to invest a total of approximately $10,800,000 in the Financing at the Second Closing and have entered into agreements with the Company to vote in favor of the Financing at the 2005 annual meeting of stockholders. The Company has agreed to file with the Securities and Exchange Commission a resale registration statement relating to the common stock and the common stock issuable upon exercise of the warrants issued or issuable in connection with the Financing.

The warrants are exercisable 180 days after issuance and remain exercisable until the 5 year anniversary of issuance. The price of the warrants is subject to certain adjustments as set forth in the form of warrants attached hereto as Exhibits 10.59 and 10.60. The Purchase Agreement and related documents for the Financing are attached as Exhibits 10.58, 10.59, 10.60 and 99.1 and are incorporated herein by reference. A press release announcing the Financing is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

The Company also entered into a letter agreement, dated April 21, 2005 with ValueAct Capital Master Fund, L.P. (“ValueAct”) (the “Letter Agreement”) pursuant to which ValueAct has the right to nominate one member of the Company’s Board of Directors under certain circumstances as described therein. The Letter Agreement is attached as Exhibit 10.61 hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above. The issuance and sale of the common stock and warrants at the First Closing and pursuant to the terms and conditions of the Purchase Agreement were exempt from registration in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D of the Securities Act, for transactions by an issuer not involving a public offering.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) See Item 1.01 above. On April 19, 2005, the Board of Directors of the Company appointed G. Mason Morfit as a director of the Company effective and contingent upon the First Closing. Mr. Morfit is a partner of ValueAct.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit
No.	Description
10.58	Securities Purchase Agreement, dated April 21, 2005, by and among the Company and the individuals and entities identified on the signature pages thereto.
10.59	Form of Warrant issued by the Company in favor of each investor except SF Capital Partners, Ltd.
10.60	Form of Warrant issued by the Company in favor of SF Capital Partners, Ltd.
10.61	Letter Agreement, dated April 21, 2005, between the Company and ValueAct Capital Master Fund, L.P.
99.1	Form of Amended and Restated Company Support Agreement between the Company and certain stockholders of the Company.
99.2	Press Release, dated April 22, 2005, entitled “Solexa Announces Agreement For $32.5 Million Private Equity Financing.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLEXA, INC.
Dated: April 26, 2005	By:	/s/ Kathy A. San Roman
		Name:	Kathy A. San Roman
		Title:	Vice President, Human Resources and Administration

EXHIBITS

Exhibit
No.	Description
10.58	Securities Purchase Agreement, dated April 21, 2005, by and among Solexa, Inc. and the individuals and entities identified on the signature pages thereto.
10.59	Form of Warrant issued by the Company in favor of each investor except SF Capital Partners, Ltd.
10.60	Form of Warrant issued by the Company in favor of SF Capital Partners, Ltd.
10.61	Letter Agreement, dated April 21, 2005, between the Company and ValueAct Capital Master Fund, L.P.
99.1	Form of Amended and Restated Company Support Agreement between the Company and certain stockholders of the Company.
99.2	Press Release, dated April 22, 2005, entitled “Solexa Announces Agreement For $32.5 Million Private Equity Financing.”